OCM MUTUAL FUND
EXHIBIT 12(B) TO FORM N-CSR


I, Gregory M. Orrell, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 3, 2005

By: /s/ GREGORY M. ORRELL
    ----------------------
Gregory M. Orrell
President


I, Jacklyn Orrell, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 3, 2005

By: /s/ JACKLYN ORRELL
    ----------------------
Jacklyn Orrell
Secretary and Treasurer